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                                                                    Exhibit 10.1

                        RESTRICTED STOCK AWARD AGREEMENT

                                Non-transferable

                                  G R A N T T O

                                -----------------
                                   ("Grantee")

          by Seacoast Banking Corporation of Florida (the "Company") of
           ______ of its common stock, $0.10 par value (the "Shares")

pursuant to and subject to the provisions of the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "Plan") and to the terms and conditions set forth on the following pages of this award agreement (this "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated in accordance with the Plan, the Shares shall vest (become non-forfeitable) in accordance with the following schedule, provided that Grantee is employed by the Company or an Affiliate on such date:

                      Date                           Percentage of Shares Vesting
                      ----                           ----------------------------
          1st Anniversary of Grant Date                            0%
          2nd Anniversary of Grant Date                           25%
          3rd Anniversary of Grant Date                           50%
          4th Anniversary of Grant Date                           75%
          5th Anniversary of Grant Date                          100%


By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Agreement and the Plan.

       IN WITNESS WHEREOF, Seacoast Banking Corporation of Florida, acting by and through its duly authorized officers, has caused this Agreement to be executed as of _____, 2006.

                              SEACOAST BANKING CORPORATION OF FLORIDA

                                     By:
                                        ----------------------------------------
                                             Its: Authorized Officer

                                     Accepted by Grantee:
                                                          ----------------------



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TERMS AND CONDITIONS

1. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee's employment with the Company or any subsidiary terminates for any reason other than as set forth in paragraph
(b) of Section 2 hereof, then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date, and such Restricted Shares shall revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all shares of Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock.

2. Expiration and Termination of Restrictions. The restrictions imposed under
Section 1 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restriction period"):

(a) As to the percentage of the Shares specified on the face of this Agreement, on the dates specified thereon; or

(b) Termination of Grantee's employment by reason of death or Disability; or

(c) Upon the effective date of a Change of Control of the Company (as defined in Exhibit A hereto).

The Committee may at any time in its sole discretion, provide for accelerated vesting of the Restricted Shares upon any other termination of employment of Grantee.

3. Delivery of Shares. The Restricted Shares will be registered in the name of Grantee as of the Grant Date and will be held by the Company during the Restriction period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restriction period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form:

"This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and Seacoast Banking Corporation of Florida. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Seacoast National Banking Corporation of Florida."

Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee's designee upon request of Grantee after the expiration of the Restriction period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

4. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period, or until the Shares are forfeited. If Grantee forfeits any rights he may have under this Agreement in accordance with Section 3, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to vote or receive dividends on such stock. In the event that for any reason Grantee shall have received dividends upon such stock after such forfeiture, Grantee shall repay to the Company any amount equal to such dividends.

5. Changes in Capital Structure. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust this award to preserve the benefits or potential benefits of this award. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the Shares then subject to this Agreement shall automatically be adjusted proportionately.

6. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any subsidiary.

7. Nondisclosure of Confidential Information. Grantee recognizes and acknowledges that Grantee will have access to certain trade secrets and other


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valuable, proprietary and confidential information (individually and collectively "Confidential Information") of the Company and its affiliates and that such information constitutes valuable, special and unique property of the Company and such other entities. Grantee will not disclose or directly or indirectly use in any manner such Confidential Information for the benefit of anyone other than the Company during Grantee's employment and for a period of two years after such employment terminates. To the extent any Confidential Information is required to be disclosed under applicable law or to any governmental authority, Grantee shall use his or her best efforts to protect and preserve their confidentiality and prevent their further disclosure or dissemination. In the event of a breach or threatened breach by Grantee of the provisions of this paragraph, the Company or the employing corporation shall be entitled to an injunction or temporary restraining order restraining Grantee from disclosing, in whole or in part, such Confidential Information. Nothing herein is intended to or shall be construed as limiting or prohibiting the Company or the employing affiliate corporation from pursuing any legal, equitable or other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Grantee's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Grantee may file an appropriate election with Internal Revenue Service within 30 days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. The Company has the authority and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant or vesting of the Shares. The withholding requirement may be satisfied, in whole or in part, at the election of the Secretary, by withholding from the Award shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

9. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Shares hereunder had expired) on the date of such amendment or termination.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. All notices hereunder shall be sufficiently made if personally delivered to Grantee or sent by regular mail addressed (a) to Grantee at Grantee's address as set forth in the books and records of the Company or any subsidiary, or (b) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Salary and Benefits Committee."

13. Holding Period on Shares. Unless and until Grantee has achieved applicable stock ownership target imposed by the Company, Grantee shall retain the "Net Shares" (as defined below) until such ownership target have been met or until termination of employment, if earlier. Net Shares means Shares in excess of those sold or withheld to satisfy the minimum tax liability upon vesting.






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EXHIBIT A

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

       For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

         (a) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

         (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below), or (F) a transaction (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (b);

         (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such


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Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, and (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

         (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.




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